                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              AMENDMENT NUMBER 4 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             INVESTMENT AGENTS, INC.
                             -----------------------
             (Exact name of registrant as specified in its chapter)

        6767 W. Tropicana Boulevard, Suite 207, Las Vegas, NV 89103-4754
        ----------------------------------------------------------------
              (Address of Principal executive offices and principal
                               place of business)

                            Telephone: (702) 248-1027

                             Ronald J. Stauber, Esq.
                        1880 Century Park East, Suite 300
                          Los Angeles, California 90067
                          -----------------------------
                     (Name and address of Agent for Service)


      Nevada                         7371                    88-0467944
  --------------          --------------------------        ------------
     State of            Primary Standard Industrial        IRS Employer
  Incorporation          Classification Code Number        Identification
                                                                Number


                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]



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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================
Title of class of      Amount      Proposed     Proposed       Amount of
securities to be       to be        maximum     maximum        registra-
registered           registered    offering    aggregate       tion Fee
                                   price per
                                     unit
-----------------------------------------------------------------------------
common stock,
$.001 par value       620,000      $ 1.00      $620,000        $ 160.00
-----------------------------------------------------------------------------
Total Registration Fee                                         $ 160.00
=============================================================================


(1)  Estimated solely for the purpose of calculating the registration fee.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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ITEM 27. EXHIBITS

        Copies of the following documents are filed with this registration statement as exhibits:

        3.1 Articles of Incorporation, as amended (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001).

        3.2 Bylaws (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001).

        4.1 Form of certificate evidencing shares of common stock (filed as an exhibit to our registration statement Amendment Number 1 on Form SB-2, filed with the Securities and Exchange Commission on June 28, 2001).


        5.1 Opinion of Counsel (filed as an exhibit to our registration statement Amendment Number 3 on Form SB-2, filed with the Securities and Exchange Commission on December 10, 2001).


        10.1 Verio "WARP" Agreement (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001).

        23.1 Accountant's Consent to Use Opinion.

        23.2 Counsel's Consent to Use Opinion (See 5.1 above).

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on December 21, 2001.


                                   INVESTMENT AGENTS, INC.




                                   By: /s/ Pamela Ray Stinson
                                       ------------------------------------
                                           Pamela Ray Stinson


        In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.



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/s/ Pamela Ray Stinson                       Dated: December 21, 2001
-------------------------
Pamela Ray Stinson
President, Director




/s/ Ramon Robert Acha                        Dated: December 21, 2001
-------------------------
Ramon Robert Acha
Secretary, Treasurer
(Principal Accounting
Officer) and Director




/s/ Joseph H. Panganiban                     Dated: December 21, 2001
-------------------------
Joseph H. Panganiban
Director






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